PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 31, 2007)

Filed Pursuant to Rule 424(b)(3)
Registration File No. 333-145837

7,440,141 Shares

Common Stock

This Prospectus Supplement No. 1 supplements our Prospectus dated August 31, 2007 (which was contained in our Registration Statement on Form S-1 (File No. 333-145837)) with the following attached documents:

A	Current Report on Form 8-K dated September 14, 2007.

The attached information modifies and supersedes, in part, the information in the Prospectus.  This Prospectus Supplement No. 1 should be read in conjunction with the Prospectus, as previously supplemented, which is required to be delivered with this Prospectus Supplement.

Our common stock is quoted on the OTC Bulletin Board under the symbol “CRDT.”  On September 21, 2007 the last reported sale price of our common stock on the OTC Bulletin Board was $0.25 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 7 of our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference into the Prospectus, before deciding to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 1 is September 25, 2007

INDEX TO FILINGS

Annex

Current Report on Form 8-K dated September 14, 2007	A

Annex A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2007

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5001 LBJ Freeway, Suite 850

Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On September 14, 2007, Crdentia Corp. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Travmed USA, Inc. (“Travmed”), Robert Litton and Steve Williams (collectively, the “Travmed Parties”).  The Settlement Agreement terminated and released all parties from any and all claims asserted by all of the parties in the following actions: (i) the lawsuit originally styled Crdentia Corp., CRDE Corp. and Travmed USA, Inc. v. Robert Litton and Steve Williams, which was Cause No. 06-00992 in the 193rd Judicial District Court, Dallas County, Texas, and which was subsequently removed to the U.S. District Court for the Northern District of Texas, Dallas Division, and assigned Civil Action Number 3:06-CV-1182-R, (ii) the lawsuit originally styled Travmed, USA, Inc. v. Crdentia Corp., which was Cause No. 06 CVS 9921, and which was filed in the General Court of Justice, Superior Court Division of Mecklenburg County North Carolina (the “First NC Lawsuit”), and (iii) the lawsuit originally styled Crdentia Corporation v. Travmed USA, Inc., Sonia M. Harvey, Jennifer A. Barnette, Kelley Goulla and Steven G. Giesler, which was Cause No. 06 CVS 10480, and which was filed in the General Court of Justice, Superior Court Division of Mecklenburg County North Carolina (the “Second NC Lawsuit”) (the First NC Lawsuit and the Second NC Lawsuit were ultimately transferred and consolidated into Cause No. 06 CVS 9921 before the North Carolina Business Court) (collectively, the “Litigation”).

Pursuant to the terms of the Settlement Agreement, the Travmed Parties agreed: (i) to release all claims, known or unknown, related to or arising out of the Litigation, (ii) to indemnify the Company from and against all matters or obligations related to certain creditors expressly identified in the Settlement Agreement and (iii) that the Company shall not have any responsibility to indemnify or defend the Travmed Parties from any claims, demands or causes of action arising from any acts or omissions occurring, in whole or in part, during the time period from March 28, 2005 to May 8, 2006.  Also, pursuant to the terms of the Settlement Agreement, we agreed to pay Robert Litton and Steve Williams the sum of $275,000.00.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by the Settlement Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Settlement Agreement, by and between the Company, Travmed, Robert Litton and Steve Williams, dated as of September 14, 2007.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

September 19, 2007	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Settlement Agreement, by and between the Company, Travmed, Robert Litton and Steve Williams, dated as of September 14, 2007.

4

Exhibit 10.1

IN THE UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

CRDENTIA CORP. AND CRDE CORP.,	§
§
§
Plaintiffs,	§
§
V.	§	CIVIL ACTION NO. 3:06:CV-1182-R
§
ROBERT LITTON AND STEVE	§	ECF
WILLIAMS,	§
§
Defendants.	§

COMPLETE SETTLEMENT AGREEMENT

This Complete Settlement Agreement (“AGREEMENT”) is made between CRDENTIA CORP. (“CRDENTIA”) and CRDE CORP. (“CRDE”) (CRDENTIA and CRDE are also collectively referred to as “CRD”), and ROBERT LITTON (“LITTON”), STEVE WILLIAMS (“WILLIAMS”) and TRAVMED USA, INC. (“TRAVMED”) (LITTON, WILLIAMS and TRAVMED are also collectively referred to as “TRM”), and is joined by MEDCAP PARTNERS, L.P. (“MEDCAP”) for the limited purposes set forth herein (the foregoing are collectively referred to herein as the “PARTIES” or singularly as a “PARTY”), and is effective on the date signed by the last signatory hereto  (“EFFECTIVE DATE”) as follows:

WHEREAS, to avoid the expense and burden of continuing litigation, and without admitting or acknowledging any liability, CRD and TRM wish to effect a complete resolution and settlement, and freely and voluntarily enter into this AGREEMENT for that purpose; and

SETTLEMENT AGREEMENT

584725v8 (41420.00024)

Initials: CRDENTIA      CRDE      TRAVMED      LITTON      WILLIAMS

WHEREAS, CRD and TRM have agreed to a compromise and settlement of any and all claims asserted by all of the PARTIES in the following lawsuits:

1.                                       The lawsuit originally styled CRDENTIA CORP., CRDE CORP. and TRAVMED USA, INC. v. ROBERT LITTON and STEVE WILLIAMS, which was Cause No. 06-00992 in the 193rd Judicial District Court, Dallas County, Texas, and which was subsequently removed to the United States District Court for the Northern District of Texas, Dallas Division, and assigned Civil Action Number 3:06-CV-1182-R (the “TEXAS LITIGATION”);

2.                                       The lawsuit originally styled TRAVMED, USA, INC. v. CRDENTIA CORP., which was Cause No. 06 CVS 9921, and which was filed in the General Court of Justice, Superior Court Division of Mecklenburg County North Carolina (the “FIRST NC LAWSUIT”); and

3.                                       The lawsuit originally styled CRDENTIA CORPORATION v. TRAVMED USA, INC., SONIA M. HARVEY, JENNIFER A. BARNETTE, KELLEY GOULLA, and STEVEN G. GIESLER, which was Cause No. 06 CVS 10480, and which was filed in the General Court of Justice, Superior Court Division of Mecklenburg County North Carolina (the “SECOND NC LAWSUIT”); and

WHEREAS, the FIRST NC LAWSUIT and the SECOND NC LAWSUIT have been transferred and consolidated into Cause No. 06 CVS 9921, which is currently pending before the North Carolina Business Court (the “NC LITIGATION”); and

WHEREAS, the Parties desire to finally and forever compromise and to settle all the claims and liabilities related to the TEXAS LITIGATION and the NC LITIGATION and any and all other claims or matters between them as of the EFFECTIVE DATE;

NOW THEREFORE, in consideration of the mutual promises and undertakings stated in this AGREEMENT, the Parties agree as follows:

1.                                       Payment to LITTON and WILLIAMS.  As a condition precedent to the agreements made by LITTON, WILLIAMS and TRAVMED in this AGREEMENT, CRD shall pay to LITTON and WILLIAMS the sum of TWO HUNDRED and SEVENTY-FIVE THOUSAND DOLLARS and NO CENTS ($275,000.00) (the “PRINCIPAL AMOUNT”) as additional consideration to resolve the claims raised in the TEXAS LITIGATION.  CRD shall deliver a cashier’s check made payable to “Jenkins & Watkins, P.C. Trust Account” to counsel for TRM in the full amount of the PRINCIPAL AMOUNT on or before September 27, 2007.

2.                                       Transfer of Certain Property.  As additional consideration to resolve the claims raised in the NC LITIGATION, CRD shall deliver to TRAVMED the following documents and tangible things within seven (7) days of the execution of this AGREEMENT by TRM:

(a)                                  The original contract between TRAVMED and the Department of Veterans Affairs.

(b)                                 The tangible items that are listed on EXHIBIT “A” attached hereto.

(c)                                  Whatever financial information that may be reasonably necessary in order for TRAVMED to file its 2006 tax returns for the period of May 9, 2006 to December 31, 2006.

(d)                                 A copy of the backup of the original TRAVMED server array [believed to be referenced as TRAV-SERV01RAID5] that was made on or about June 23, 2006, which comprises of a copy of what existed as of March 28, 2005.

In the event that TRAVMED reasonably requires additional financial information pertaining to TRAVMED in connection with an IRS audit, CRD agrees to reasonably cooperate with TRAVMED by complying with reasonable requests for additional information.

3.                                       CRD’s Release.  In consideration for the mutual agreements contained herein, CRDENTIA and CRDE, on behalf of themselves and their past, current or future subsidiaries, related entities, assigns, officers, directors, agents, servants, attorneys, insurers, employees, consultants, trustees, heirs and the like, (collectively, the “CRD RELEASING PARTIES”) hereby agree to and do hereby forever generally release and discharge LITTON, WILLIAMS, TRAVMED and their past, current or future subsidiaries, related entities, assigns, officers, directors, agents, servants, attorneys, insurers, employees, consultants, trustees, heirs and the like, (collectively, the “TRM RELEASED PARTIES”) of and from any and all rights, claims, demands, actions and causes of action, whether known or unknown, suspected or unsuspected, which the CRD RELEASING PARTIES have, may have or may claim to have, against the TRM RELEASED PARTIES, arising out of any act, omission, or event occurring prior to or contemporaneously with the execution of this Agreement, from the beginning of time through the EFFECTIVE DATE of this AGREEMENT, including, without limitation, those matters which were asserted or which might have been asserted in the TEXAS LITIGATION, or the NC LITIGATION, including, without limitation, any claims for breach of contract, any claims based on tort or any claims in equity; and any other statutory, regulatory or common law causes of action.  The CRD RELEASING PARTIES hereby release the TRM RELEASED PARTIES from any liability, past or present, including, without limitation, any and all claims for damages including all claims for actual, compensatory, statutory, punitive, treble, or exemplary damages, costs and expenses, or attorneys’ fees which any of the CRD RELEASING PARTIES, has, may have, or may claim to have, against any of the TRM RELEASED PARTIES, from the beginning of time through the EFFECTIVE DATE of this AGREEMENT.  The CRD RELEASING PARTIES expressly intend that this release to reach to the maximum extent permitted by law, provided however, that the CRD RELEASING PARTIES do not hereby waive, relinquish or release any rights arising out of this AGREEMENT.

4.                                       TRM’s Release.  In consideration for the mutual agreements contained herein, LITTON, WILLIAMS and TRAVMED, on behalf of themselves and their past, current or future subsidiaries, related entities, assigns, officers, directors, agents, servants, attorneys, insurers, employees, consultants, trustees, heirs and the like, (collectively, the “TRM RELEASING PARTIES”) hereby agree to and do hereby forever generally release and discharge CRDENTIA, CRDE and their past, current or future subsidiaries, related entities, assigns, officers, directors, agents, servants, attorneys, insurers, employees, consultants, trustees, heirs and the like, including but not limited to James D. Durham (collectively, the “CRD RELEASED PARTIES”), of and from any and all rights, claims, demands, actions and causes of action, whether known or unknown, suspected or unsuspected, which the TRM RELEASING PARTIES have, may have or may claim to have, against the CRD RELEASED PARTIES, arising out of any act, omission, or event occurring prior to or contemporaneously with the execution of this Agreement, from the beginning of time through the EFFECTIVE DATE of this AGREEMENT, including, without limitation, those matters which were asserted or which might have been asserted in the TEXAS LITIGATION or the NC LITIGATION, including, without limitation, any claims for breach of contract, any claims based on tort or any claims in equity; and any other statutory, regulatory or common law causes of action.  The TRM RELEASING PARTIES hereby release the CRD RELEASED PARTIES from any liability, past or present, including, without limitation, any and all claims for damages including all claims for actual, compensatory, statutory, punitive, treble, or exemplary damages, costs and expenses, or attorneys’ fees which any of the TRM RELEASING PARTIES, has, may have, or may claim to have, against any of the CRD RELEASED PARTIES, from the beginning of time through the EFFECTIVE DATE of this AGREEMENT.  The TRM RELEASING PARTIES expressly intend that this release to reach to the maximum extent permitted by law, provided however, that the TRM RELEASING PARTIES do not hereby waive, relinquish or release any rights arising out of this AGREEMENT.

5.                                       Representations.  The PARTIES understand that each of the representations and commitments by them in this Agreement is essential and material to each of the PARTIES and that the consideration referenced herein would not have been given but for each of these representations and commitments by each of them.

6.                                     Obligations to Creditors and Indemnity.  TRAVMED will indemnify, defend, and hold CRD harmless against and from all matters or obligations listed on the schedules attached hereto as EXHIBIT “B.”  In the event that any person or entity presents a claim or demand to CRD regarding any matter or obligation listed on the schedules attached hereto as Exhibit “B,” CRD shall promptly provide written notice of such claim or demand to TRAVMED, along with all information reasonably available to CRD regarding such claim or demand.  Thereafter, TRAVMED will have an obligation to attempt to resolve such claim or demand and/or to defend such claim or demand if no resolution is accomplished by TRAVMED.  Further, TRAVMED’s maximum obligation to indemnify (but not to defend) CRD regarding each matter or obligation listed on the schedules attached hereto as Exhibit “B” shall be limited to the amount of each matter or obligation listed on the schedules attached hereto as Exhibit “B.”  Nothing in this AGREEMENT shall be interpreted or construed as an admission by any PARTY of liability or responsibility for any matter or obligation not listed on the schedules attached hereto as Exhibit “B.”

7.                                       Notices.  All notices and other communications hereunder shall be communicated to the PARTIES in writing and shall be hand-delivered or mailed by registered or certified mail, postage prepaid, with return receipt requested.  Hand-delivered notices shall be deemed communicated when received.  Mailed notices shall be deemed communicated upon the earlier of: (i) the date of receipt, or (ii) three (3) full business days after mailing if mailed to the following respective addresses:

TO LITTON:	Robert Litton 1815 Coffey Point Dr., Ste. 100 Charlotte, NC 28217

WITH A COPY TO:	Kevin Robinowitz Jenkins & Watkins, A Professional Corporation 2515 McKinney Avenue, Suite 800 Dallas, Texas 75201

TO WILLIAMS:	Steve Williams 1815 Coffey Point Dr., Ste. 100 Charlotte, NC 28217

WITH A COPY TO:	Kevin Robinowitz Jenkins & Watkins, A Professional Corporation 2515 McKinney Avenue, Suite 800 Dallas, Texas 75201

TO TRAVMED:	Travmed USA, Inc. Attn: Mr. Robert Litton 1815 Coffey Point Dr., Ste. 100 Charlotte, NC 28217

WITH A COPY TO:	Kevin Robinowitz Jenkins & Watkins, A Professional Corporation 2515 McKinney Avenue, Suite 800 Dallas, Texas 75201

TO CRDENTIA:	Crdentia Corp. Attention: Mr. John Kaiser Chief Executive Officer and Mr. James J. TerBeest Chief Financial Officer 5001 LBJ Freeway Suite 850 Dallas, Texas 75244

WITH A COPY TO:	Boyd A. Mouse Kane Russell Coleman & Logan P.C. 3700 Thanksgiving Tower 1601 Elm Street Dallas, Texas 75201

TO CRDE Corp.:	CRDE Corp. Attention: Mr. John Kaiser Chief Executive Officer and Mr. James J. TerBeest Chief Financial Officer 5001 LBJ Freeway Suite 850 Dallas, Texas 75244

WITH A COPY TO:	Boyd A. Mouse Kane Russell Coleman & Logan P.C. 3700 Thanksgiving Tower 1601 Elm Street Dallas, Texas 75201

TO MEDCAP:	C. Fred Toney MedCap Partners, L.P. 500 Third Street, Suite 535 San Francisco, CA 94107

Any PARTY may change an address for notices by giving written notice to the other PARTIES.

8.                                       Additional Representations and Indemnification Agreement by MEDCAP  To induce LITTON, WILLIAMS and TRAVMED to enter into this AGREEMENT, MEDCAP represents and affirms as follows: (1) On or about April 18, 2006, CRDENTIA, CRDE, TRAVMED, and certain other entities owned or controlled by CRDENTIA issued a promissory note in the principal amount of One Million, Four Hundred and Ten Thousand Dollars ($1,410,000.00) made payable to Staff Search, Ltd. (the “STAFF SEARCH NOTE”); (2)  MEDCAP purchased the STAFF SEARCH NOTE; (3) During the time that MEDCAP was the sole owner of the STAFF SEARCH NOTE and all legal rights arising therefrom, MEDCAP released TRAVMED from all obligations under the

STAFF SEARCH NOTE; and (4) During the time that MEDCAP was the sole owner of the STAFF SEARCH NOTE and all legal rights arising therefrom, MEDCAP removed TRAVMED from the STAFF SEARCH NOTE by eliminating any reference to TRAVMED from the STAFF SEARCH NOTE and by striking out TRAVMED’s signature from the STAFF SEARCH NOTE.

To further induce LITTON, WILLIAMS and TRAVMED to enter into this AGREEMENT, CRD warrants and represents that the STAFF SEARCH NOTE is the only promissory note (other than any promissory notes or indebtedness with Bridge Healthcare Finance, LLC or its related entities, from which TRAVMED has been released) that was entered into, undertaken or made by TRAVMED from March 28, 2005 through May 9, 2006.

To further induce LITTON, WILLIAMS and TRAVMED to enter into this AGREEMENT, MEDCAP promises that, should either CRDENTIA or CRDE file a voluntary petition in bankruptcy or have an involuntary petition in bankruptcy filed against it within 100 days of the day on which CRD delivers payment of the PRINCIPAL AMOUNT to TRM’s attorney, MEDCAP will indemnify, defend, and hold LITTON, WILLIAMS and TRAVMED harmless against and from any and all preference claims that may be brought against LITTON, WILLIAMS or TRAVMED as a result of the payment of the PRINCIPAL AMOUNT.  In the event that any person or entity presents a claim or demand to LITTON, WILLIAMS or TRAVMED regarding such preference claim, TRM shall promptly provide written notice of such claim or demand to MEDCAP, along with all information reasonably available to TRM regarding such claim or demand.  Thereafter, MEDCAP will have an obligation to attempt to resolve such claim or demand and/or to defend such claim or demand if no resolution is accomplished by MECDAP.  Further, MEDCAP’s maximum obligation to indemnify (but not to defend) LITTON, WILLIAMS or TRAVMED shall be limited to the PRINCIPAL AMOUNT.

To induce CRD and MEDCAP to enter into this AGREEMENT, LITTON, WILLIAMS and TRAVMED covenant and agree that they have not and shall not take any action whatsoever, directly or indirectly, to encourage, solicit, assist, induce, or in any way aid any other person or entity in the filing of any petition in bankruptcy against CRDENTIA and/or CRDE.  In the event that LITTON, WILLIAMS or TRAVMED breach or have breached the foregoing covenant, then MEDCAP shall be excused and/or relieved of any obligation to indemnify, defend, and hold LITTON, WILLIAMS and TRAVMED harmless against and from any and all preference claims that may be brought against LITTON, WILLIAMS or TRAVMED as a result of the payment of the PRINCIPAL AMOUNT.

9.                                       Letter to Bridge Healthcare Finance, LLC and Bridge Opportunity Finance, LLC.  Concurrently with the execution of this AGREEMENT, the PARTIES shall execute the letter in the form attached hereto as EXHIBIT “C”, which will authorize and request Bridge Healthcare Finance, LLC and Bridge Opportunity Finance, LLC (collectively, “BRIDGE”) to release to CRD all monies held by BRIDGE as a result of the PARTIES’ disputes.  CRD represents and warrants that the amount of money being held by BRIDGE is less than $25,000.  CRD represents and warrants that all monies held by BRIDGE as a result of the PARTIES’ disputes and being released pursuant to the letter attached as EXHIBIT “C” are being held by Bridge solely to pay its anticipated attorney’s fees expended on matters related the PARTIES’ disputes.  The PARTIES shall take whatever additional reasonable actions, if any, that Bridge may request to accomplish the release of the foregoing funds to CRD.

10.                                 No Indemnity for Medical Malpractice and Workman’s Compensation Liability Claims.  LITTON, WILLIAMS and TRAVMED agree that CRDENTIA and CRDE shall not have any responsibility to indemnify, defend or hold them harmless from any claims, demands and causes of action asserted against LITTON, WILLIAMS, or TRAVMED arising from any acts or omissions occurring, in whole or in part, during the time period from March 28, 2005 to May 8, 2006, including but not limited to (1) any incident involving a patient that occurred in whole or in part during the period from March 28, 2005 to May 8, 2006, or (2) any on-the-job injury sustained in whole or in part by a TRAVMED nurse or employee during the period from March 28, 2005 to May 8, 2006.  CRDENTIA and CRDE agree that LITTON, WILLIAMS and TRAVMED shall not have any responsibility to indemnify, defend or hold them harmless from any claims, demands and causes of action asserted against CRDENTIA or CRDE arising from any acts or omissions occurring, in whole or in part, during the time period from March 28, 2005 to May 8, 2006, including but not limited to (1) any incident involving a patient that occurred in whole or in part during the period from March 28, 2005 to May 8, 2006, or (2) any on-the-job injury sustained in whole or in part by a TRAVMED nurse or employee during the period from March 28, 2005 to May 8, 2006.  Nothing in this AGREEMENT shall be interpreted or construed as an admission by any PARTY of liability or responsibility for any such claims.

11.                                 Additional Representations by LITTON and WILLIAMS.  LITTON and WILLIAMS each represent and warrant to CRD that they are the sole shareholders of TRAVMED as of the EFFECTIVE DATE.

12.                                 Advice of Counsel.  In executing this AGREEMENT, each of the PARTIES acknowledges that they have either consulted with counsel of their choice or have had sufficient opportunity to consult with counsel of their choice; and, that they have executed this AGREEMENT freely and voluntarily, after independent investigation, and without fraud, duress or undue influence. The PARTIES further acknowledge and agree that they have had a reasonable period of time for deliberation before executing this AGREEMENT.

13.                                 Applicable Law.  This AGREEMENT shall be exclusively enforceable in Dallas County, Texas, and a Court of proper jurisdiction located in Dallas County, Texas shall be exclusive venue for any lawsuit regarding this AGREEMENT.  This AGREEMENT shall be interpreted by, governed by, and enforced under the laws of the State of Texas, and is performable exclusively in Dallas County, Texas.

14.                                 Amendments. This AGREEMENT constitutes the entire understanding between the PARTIES.  This AGREEMENT replaces and supersedes any previous agreements between LITTON and CRDENTIA, between LITTON and CRDE, between WILLIAMS and CRDENTIA, between WILLIAMS and CRDE, between TRAVMED and CRDENTIA, between TRAVMED and CRDE, as well as any other agreement between LITTON, WILLIAMS and/or TRAVMED and any entity owned or controlled, whether directly or indirectly, by CRDENTIA, as well as any other agreement between CRDENTIA, CRDE, and any entity owned or controlled, whether directly or indirectly, by

LITTON, WILLIAMS and/or TRAVMED.  No subsequent amendments to this AGREEMENT or other promises or agreements shall be binding unless they are in writing and signed by an officer or person authorized to bind the party against whom the enforcement of such amendments, promises or agreements is sought.  In the event any portion of this AGREEMENT is deemed unenforceable, void, voidable, or of no force and effect, no other portion will be thereby affected, and the remainder of this AGREEMENT will continue in full force and effect.  The AGREEMENT may be executed in multiple originals each of which shall be construed as an original.

15.                                 Dismissal of the TEXAS LITIGATION and the NC LITIGATION.  The PARTIES shall dismiss the TEXAS LITIGATION, the FIRST NC LAWSUIT, the SECOND NC LAWSUIT, and the NC LITIGATION in their entirety, with prejudice to the refilling of same.  The PARTIES hereby authorize their respective counsel to dismiss the TEXAS LITIGATION, the FIRST NC LAWSUIT, the SECOND NC LAWSUIT, and the NC LITIGATION in their entirety, with prejudice to the refilling of same, with each party to bear its own costs and fees.  The PARTIES also authorize their respective counsel to file whatever papers are necessary to accomplish the return of any bonds or other monies deposited with a court to the PARTY that deposited the same.

16.                                 No Assignment/Indemnity.  The CRD RELEASING PARTIES hereby represent and warrant that they have not assigned or otherwise transferred to any other person or entity any interest in any claim, demand, action and/or cause of action they have, or may have, or may claim to have against any of the TRM RELEASED PARTIES.  CRD agrees to indemnify and hold harmless each and every one of the TRM RELEASED PARTIES from any and all injuries, harm, damages, costs, losses, expenses and/or liability including reasonable attorneys’ fees and court costs, incurred as a result of any claims or demands which may hereafter be asserted against any of the TRM RELEASED PARTIES by, through, or by virtue of an assignment or other transfer by the CRD RELEASING PARTIES or any assignee of the CRD RELEASING PARTIES.  The CRD RELEASING PARTIES represent and warrant that they have made no assignment for the benefit of creditors and that they have not filed any bankruptcy proceeding, nor had any bankruptcy proceeding pending to their knowledge, since January 1, 2005.  The TRM RELEASING PARTIES hereby represent and warrant that they have not assigned or otherwise transferred to any other person or entity any interest in any claim, demand, action and/or cause of action they have, or may have, or may claim to have against any of the CRD RELEASED PARTIES.  TRM agrees to indemnify and hold harmless each and every one of the CRD RELEASED PARTIES from any and all injuries, harm, damages, costs, losses, expenses and/or liability including reasonable attorneys’ fees and court costs, incurred as a result of any claims or demands which may hereafter be asserted against any of the CRD RELEASED PARTIES by, through, or by virtue of an assignment or other transfer by the TRM RELEASING PARTIES or any assignee of the TRM RELEASING PARTIES.  The TRM RELEASING PARTIES represent and warrant that they have made no assignment for the benefit of creditors and that they have not filed any bankruptcy proceeding, nor had any bankruptcy proceeding pending to their knowledge, since January 1, 2005.

17.                                 Multiple Counterparts.  The AGREEMENT may be executed in multiple originals each of which shall be construed as an original.

18.                                 Warranty of Authority.  Each of the signatories hereto represents and warrants that he or she is competent to execute this AGREEMENT and has full authority to bind the PARTY represented.

19.                                 No Waiver.  The waiver by any PARTY hereto of any provision of this AGREEMENT shall not operate or be construed as a waiver of any subsequent breach by any PARTY, nor shall any waiver operate or be construed as a rescission of this AGREEMENT.

20.                                 Section Captions.  Any section captions which may appear on this document are not part of this AGREEMENT and shall not be used in construing its terms.

21.                                 Facsimile Signatures.  A signature by facsimile shall be as binding as an original signature.

22.                                 Construction of Agreement.  Each PARTY has participated equally in the formation and drafting of this AGREEMENT.  Any ambiguity herein shall not be construed against any PARTY as the drafter of this AGREEMENT.

23.                                 Voluntary Agreement.  The PARTIES further declare that, upon execution of this AGREEMENT, the terms of such AGREEMENT have been completely read, are fully understood, and are voluntarily accepted, after complete consideration of all facts and their legal rights, of which each has had the opportunity to be fully advised by counsel for the purpose of making a full and final compromise, adjustment, and settlement of the claims released herein.

24.                                 Costs.  The PARTIES agree that each of the PARTIES shall bear the costs of court and attorney’s fees that have been incurred by that PARTY, and that no PARTY shall be entitled to any further award of costs or fees.

25.                                 Release of contracts with and claims against TRAVMED employees.  CRDENTIA and CRDE hereby release each individual actually employed by TRAVMED at any time from May 9, 2006 through the EFFECTIVE DATE of this AGREEMENT from any obligation, claim or liability contained in any contract or agreement entered into between such individual and CRDENTIA, CRDE, or any other entity owned or controlled by CRDENTIA or CRDE.  Notwithstanding the foregoing, CRD is not releasing any of the foregoing individuals from any statutory or common law duties regarding trade secrets or confidential or proprietary information.

26.                                 Return of Payments made by Third Parties.  In the event that CRDENTIA, CRDE or any entity owned or controlled by CRDENTIA or CRDE receives a check, warrant or transfer made payable, in whole or in part, to TRAVMED or in which the payee’s name includes the word “Travmed,” CRD agrees that it will provide NOTICE of such check, warrant or transfer to TRAVMED within ten (10) days of receiving same.  In the event that CRDENTIA, CRDE or any entity owned or controlled by CRDENTIA or CRDE receives a check, warrant or transfer made payable solely to TRAVMED, CRD agrees that it will forward such check, warrant or transfer to TRAVMED within ten (10) days of receiving same.  In the event that LITTON, WILLIAMS or TRAVMED, or any entity owned or controlled by LITTON, WILLIAMS or TRAVMED receives a check, warrant or transfer made payable, in whole or in part, to CRDENTIA or CRDE, or in which the payee’s name includes the words “Crdentia” or “CRDE,” TRM agrees that it will provide NOTICE of such check, warrant or transfer to CRD within ten (10) days of receiving same.  In the event that LITTON, WILLIAMS or TRAVMED, or any entity owned or controlled by LITTON, WILLIAMS or TRAVMED receives a check, warrant or transfer made payable solely to CRDENTIA and/or CRDE, TRM agrees that it will forward such check, warrant or transfer to CRD within ten (10) days of receiving same.

27.                                 Payment to GE Capital on the Panafax machine.  CRD represents and warrants that it will pay the outstanding obligations listed on the schedule attached hereto as EXHIBIT “D” within ten (10) days of the EFFECTIVE DATE.

28.                                 Written Notice of Breach.  No PARTY shall be in breach of any covenant, agreement, or obligation hereunder unless such PARTY fails to cure such breach within seven (7) days from the receipt of written notice specifying the circumstances of such breach from any other PARTY.

29.                                 Taxes.  CRD represents and warrants that it has filed, or will file, all state and federal income tax returns relating to TRAVMED during the time period from March 28, 2005 through May 8, 2006 that may be required by any state or federal government.  Except for any matters or obligations listed on the schedules attached hereto as Exhibit “B”, CRD represents and warrants that it has paid, or will pay, any and all taxes, including but not limited to income, franchise, property tax, and payroll taxes, that were due or owing by TRAVMED due to business conducted, property owned or payments made or received during the time period from March 28, 2005 through May 8, 2006.

30.                                 Attorneys’ Fees.  The provisions of Texas Civil Practice and Remedies Code Chapter 38 shall govern the recovery of reasonable attorneys’ fees and costs for a claim asserted by a PARTY under this AGREEMENT.

IN WITNESS WHEREOF, the PARTIES have executed this AGREEMENT and make it effective on the 14th day of September, 2007.

Agreed to and Accepted on this 14th day of September, 2007.

CRDENTIA CORP.

By:	/s/ John Kaiser

Name:	John Kaiser

Its:	CEO

Agreed to and Accepted on this 14th day of September, 2007.

CRDE CORP.

By:	/s/ John Kaiser

Name:	John Kaiser

Its:	CEO

Agreed to and Accepted on this 14th day of September, 2007.

TRAVMED USA, INC.

By:	/s/ Steve Williams

Name:	Steve Williams

Its:	President

Agreed to and Accepted on this 14th day of September, 2007.

/s/ Robert Litton
Robert Litton

Agreed to and Accepted on this 14th day of September, 2007.

/s/ Steve Williams
Steve Williams

Agreed to and Accepted on this 14th day of September, 2007.

MEDCAP PARTNERS L.P.

By:	/s/ C. Fred Toney

Name:	C. Fred Toney

Its:	Managing Member

EXHIBIT “A”

1.             Computer Equipment:

•      Two (2) monitors;

•      5 desktop computers (two (2) of which are large enough to be servers);

•      Miscellaneous key pads; and,

•      Miscellaneous battery back-ups.

•      Two (2) Savin model MLP25N laser printers, Serial Nos. Q0237100531 and Q0246101906

2.            Files:

a              Nurse Lead Files: @ 20 to 30 files several years in age.

b.             Foreign Nurse Files: @ one (1) banker’s box, or less, of purple folders containing foreign national nurse applicants or other information.

3.             Hospital Contracts and Files:

See paragraph 2(a) of Complete Settlement Agreement

Additionally, approximately two (2) banker’s boxes of outdated hospital contract files

4.             Travmed Employee Handbook on Blue Floppy Diskette, with handwritten label: “The Employers Association Master Handbook 2001 & Handbook Worksheet.”

5.             Bankers’ Boxes (varying dimensions): There are approximately 4 to 6 boxes containing the following information:

a.             Various Secretary of State filings (@ one (1) box);

b.             Copies of leases for Travmed office equipment, postage meter, furniture, etc. (@ one (l) box);

c.             401K audits for Travmed (@ one (1) box);

d.             Payroll tax records (@ one and one-half (1 1/2 ) box);

•       ’05 W-2 copies;

•       Sales and use tax records/forms.

e.             ’04 Quarterly payroll records/ADP Reports in binder(s);

f.              One binder containing miscellaneous ADP Reports (’04);

g.             ’05 miscellaneous ADP payroll records/reports;

h.             Two (2) binders containing ADP reports;

i.              Miscellaneous 1099 copies from years past;

j.              Pennsylvania sales and use tax records;

k.             Bank deposit slips and statements from miscellaneous years;

1.             CDs of weekly ADP reports;

m.            Travmed internal audits, ’01 – ‘03/’04.

EXHIBIT “B”

Description	Amount	See Tab

Accounts Payable Paid for Crdentia Charges	$61,196.57	Schedule 1

Unpaid Accounts Payable for Travmed USA as of May 9, 2006	$15,142.17	Schedule 2

Accounts Payable for expenses incurred by Crdentia and charged to Travmed USA after May 9,2006	$81,224.95	Schedule 3 Revised

Cost to Repair and Replace network computer equipment, removed, erased and damaged by Crdentia personnel	$19,458.17	Schedule 5

Employee benefits: Health Insurance Claim for Todd Thather for health services Incurred on 4/27/9S - 4/28/06	$10,924.93	Schedule 6

Total Subtotal	$187,946.79

SCHEDULE 1

Expenses paid for Crdentia	Type	Date	Num	Name	Memo	Split	Amount
	Bill	05/12/2006	10414	Value Technologies	Monitoring never paid by Crdentia	Accounts Payable	255.00
	Bill	05/15/2006	06070259746	De Lagc Landen	Savin copier/printer #201005 March, April	Accounts Payable	808.38
	Bill	05/16/2006	06070277198	De Lagc Landen	Savin capier/printer #910401 April, May	Accounts Payable	562.82
	Bill	05/31/2006	May 2006	New Jersey Hospital Association	NJHA Fees for hours worked	Accounts Payable	395.87
	Bill	05/31/2006	04100197 6368	Massachusets Dept of Revenue	04100197 6368 Taxes from 2005 Crdentia	Accounts Payable	99.15
	Bill	05/31/2006	20061023-9999-	State of Rhode Island	20061023-9999-99 2005 Taxes RH	Accounts Payable	250.00
	Bill	05/31/2006	1137355	Indiana Department of Revenue	1137355 2005 Taxes for Crdentia	Accounts Payable	2,121.06
	Bill	05/31/2006	004237909 S	Tennessa Department of Revenue	004237909 S 2005 Taxes for Crdentia	Accounts Payable	140.93
	Check	06/08/2006	2034	Alltel	March, April	Wachovia - Commt	2,201.81
	Bill	06/08/2006	11014A	Vision Office Systems	Past Due Invoices for Copiers, Fax	Accounts Payable	547.16
	Check	06/12/2006	2039a	ACS Benefit Services	Nurse Health Insurance Payback for Crdentia	Wachovia - Commt	12,506.08
	Bill	06/15/2006		Piedmont Natural Gas	May utilities	Accounts Payable	155.22
	Bill	06/15/2006		Alltel	May telephone	Accounts Payable	1,849.32
	Bill	06/16/2006	018942	Vision Office Systems	Feb lease pay’t	Accounts Payable	135.00
	Check	06/23/2006	2082	In South Insurance	Insurance Bond	Wachovia - Commt	2,875.00
	Bill	06/23/2006	018943	Vision Office Systems	March lease pay’t	Accounts Payable	135.00
	Bill	07/05/2006	019451	Vision Office Systems	April lease pay’t	Accounts Payable	135.00
	Check	07/14/2006	2099	L & W Holding Co	back rent, not paid by Crdentia	Wachovia - Commt	27,000.00
	Bill	07/14/2006		BISYS		Accounts Payable	2302.58
	Check	07/25/2006	EFT	Duke Energy	service Dates April 3 - May 2 2005	Wachovia - Commt	485.00
	Bill	07/31/2006	8-56-2027533-2	NYS Corporation Tax	56-2027533	Accounts Payable	280.72
	Bill	08/18/2006	Client ID 710771	BISYS	3rd Quarter	Accounts Payable	1,168.75
	Bill	09/28/2006		Commonwealth of Massachusetts	56-2027533	Accounts Payable	1,355.91
	Bill	10/04/2006	56-2027533	Pennsylvania Dept of Revenue	56-2027533 2005 Taxes	Accounts Payable	20.00
	Bill	10/04/2006	56-2027533	NYS Corporation Tax	56-2027533	Accounts Payable	3,278.00
	Bill	10/04/2006	56-2027533	California Income Tax	56-2027533	Accounts Payable	40.00
	Bill	10/04/2006	56-2027533	Commonwealth of Massachusetts	56-2027533	Accounts Payable	125.00
Total Expenses Paid for Crdentia							61,198.57

Cash Cost Damages by Crdentia 1 Schedule 1

Schedule 2

Exhibit A

Vender Name	Account Number	Invoice Number	Nurse Name	Service Period	Current Charges	Past Due	Total Due
Covenant Health Systems					$85.00		$85.00
Concentra/Occupational Health Centers of the SW	N01-0040115327		Herrington, Tommy		$15.00		$15.00
Sherd-il Charlolle	5202355	52107141				$280.00	$200.00
Mid State Credit INC.	51738			1/3/2005		$31.50	$31.50
ACS				11/01/04-10/31/2005	$182.21		$182.21
Tensessee Department of Revenue	319104313			01/01/05-03/28/05		$140.93	$140.93
Osweno Hospital	022723092		Lupa, Ann	2/13/2005	$15.00		$15.00
US Healthworks	003094	0016608-PA	Munoz, Alberto	2/14/2005		$30.00	$30.00
State of Maryland	91415780		Kelinar, Jannilar		$15.00		$15.00
Concentra/Occupational Health Centers of the SW	N01-0040116327	307347837	Dorolao, Analoly		$15.00		$15.00
McKenney’s	210030080					$593.75	$593.75
Corp-Link Services		6/1/4503	Marchesi, Tricia		$235.50		$235.50
Concentra/Occupational Health Centers of the SW	N30-03800019765	502993955	Munoz, Alberto	2/6/2006	$21.00		$21.00
ESD Houston Med Center	296	9041	Rozzell, Candace	4/19/2006-4/20/2005	$96.88		$96.88
National Registered Agents, Inc	010504		Marchesi, Tricia			$3,728.66	$3,728.66
Brown & Bigelow	05051980	820135			$669.30		$669.30
Brown & Bigelow	05051980	820301			$191.11		$191.11
The Bridge Apartments	00001-APT 1301		Fuller, Shaundresha	8/18/2005-3/25/2005	$815.00		$815.00
Oklahoma Gas and Electric Company	127595100-0		Hawks	04/27/2005-05/09/2005	$141.43		$141.43
Comptrol Technologies (Red Rock Villas)	0243-1-2044			4/15/2005-05/09/2005	$527.50		$527.50
AUM Pinnacla Heights	1009213412	907856569		05/01/2005-05/09/2005	$3.61		$3.61
Paradise Pointo				3/28/2006-4/01/2005	$600.29		$600.29
Oswege Hospital	022723092		Lupa, Ann		$15.00		$15.00
Isla North America	001-602-2213-02			4/11/2006-5/9/2005	$22.61		$22.61
Isla North America	003-003-0265-14			4/30/2006-5/09/2005	$4.84		$4.84
Orangewood East				01/27/2005-04/10/2005	$230.00		$230.00
Crostview Apartments	00-411 00-R205 -06		Scherder, Elleen	02/17/2005-05/09/2005	$69.97		$69.97
Concentra/Occupational Health Centers of the SW	N20-1206020703	803552219	Tesoro, Emma Ruth	1/13/2005	$52.00		$52.00
Value Technologies		10264			$274.93		$274.93
Broadlane	GT-089			9/1/2005		$815.43	$815.43
Principal Financial Group	4-15282			2/27/2006-5/09/2006	$705.31		$705.31
Concentra/Occupational Health Centers of the SW	N30-0360019765	502993955	Munoz, Alberto	2/6/2005	$21.00		$21.00
Extended Stay Deluxe	9961		Rozzell, Candace	04/19/2005-04/20/2006	$96.88		$96.88
Menclair Parc		6362		4/15/2005-5/09/2005	$37.75		$37.75
National Water & Power	729441186-001			05/01/2006-05/09/2006	$9.21
National Water & Power	729441186-001			04/14/2006-04/30/2005	$24.20		$24.20
GE Capital	7208756	90133445134		03/24/2005-04/24/2006	$169.12		$169.12
Appliance Warehouse of American, Inc.	143131	5707481		5/4/2005	$32.10		$32.10
Appliance Warehouse of American, Inc.	143131	5707481		4/1/2005	$32.10		$32.10
Appliance Warehouse of American, Inc.	143131	5707481		2/24/2005	$32.51		$32.51
State of Ohio, Office of the Attorney General						$503.99	$503.99
Pacific Gas and Electric Company	72745647725				$26.87		$26.87
The Gas Company	8521758626			04/19/2005-05/09/2005	$28.02		$28.02
The Gas Company	19512200207			04/27/2005-05/09/2005	$15.86		$15.86
The Gas Company	14892280679			04/27/2005-05/09/2005	$9.23		$9.23
The Gas Company	5171992885			04/19/2005-05/09/2005	$17.90		$17.90
Edison	2-27-760-2033			04/21/2005-05/09/2005	$120.69		$120.69
Edison	2-27-760-2033			04/21/2005-05/09/2005	$90.13		$90.13
Lab Corp	32823315			4/1/2005	$66.60		$66.60
Lab Corp	32823315			4/29/2005	$473.05		$473.05
Lab Corp	32823315	19558946	Doroleo, Analoly	5/1/2005	$27.10		$27.10
Lab Corp		2191342	Williams, William	5/3/2005	$35.25		$35.25
Lab Corp		2191342	Malin, Nancy	5/5/2005	$35.25		$35.25
Lab Corp		2191342	Elsing, Shirley	5/3/2005	$35.25		$35.25
Cort Furniture Rental		8488708				$253.59	$253.59
Cort Furniture Rental		8490027			$253.59		$253.59
Great America Leasing Corporation		5578203	Merchesi, Tricia	3/27/2005	$27.95		$27.95
Great America Leasing Corporation		5578203	Merchesi, Tricia	4/27/2005	$27.95		$27.95
Aaron Rents and Sells Furniture	360-18442	184420606		04/14/2005-05/01/2005	$334.34		$334.34
Aaron Rents and Sells Furniture	048-038780	367800607		04/15/2005-05/07/2005	$351.36		$351.36
Aaron Rents and Sells Furniture	023-029366	293560509		02/24/2006-05/09/2005	$554.45		$54.45
Vicksburg Health Care		07202-005	Mabulas, Maricel		$332.00		$332.00
North Carolina Health Car Facilities		70459			$800.00		$800.00
The Signgenis Corporation	RS-19745	IV451192		04/11/2006-05/09/2005	$57.35		$57.35
US Healthworks		0006242-ME	Goodgion, Bronda	11/4/2005	$55.00		$55.00
AZUSA Light and Water	017-1057-308			04/19/2005-05/09/2005	$36.98		$36.98

Total:							$15,142.17

Schedules of Payables Schedule 2

1

Schedule 3 Revised

Vendor Name	Account Number	Invoice Number	Current Charges	Past Due	ance	Total Due	Type
Aaron Rents, INC.	207-019859	198290607	$812.93			$812.93	Furniture Rental
Aaron Rents, INC.	048-0358780	387800701	$306.49			$306.49	Furniture Rental
Aaron Rents, INC.	48-28013-R			$561.06		$561.06	Furniture Rental
Aaron Rents, INC.	360-018442	184420608	$393.73			$393.73	Furniture Rental
Aaron Rents, INC.	133-020961	2095105	$506.67			$506.67	Furniture Rental
Aaron Rents, INC.	526-013206	13206	$355.19			$356.19	Furniture Rental
Aaron Rents, INC.	526010563-R	132060606		$212.41		$212.41	Furniture Rental
Aaron Rents, INC.	526009320-R	132060606		$228.03		$228.03	Furniture Rental
Aaron Rents, INC.	526-010736-R	132060606		$166.16		$166.16	Furniture Rental
Aaron Rents, INC.	526010757-R	132060606	$293.85			$293.85	Furniture Rental
Aaron Rents, INC.	526-010816-R	132060606	$253.68			$253.68	Furniture Rental
ACS						$167.49	Health Plan Form
ACS						$200.00	Supervisor Agreement
Alliance One	224604173			$65.49		$65.49	Gas
Alliance One	13931449			$91.77		$91.77	Gas
All Star Finish		38294	$130.00			$130.00	Cleaning Fee
American Furniture Rentals, Inc	59381	613601	$123.90	$247.80		$371.70	Furniture Rental
American Furniture Rentals, Inc	58498	614897	$125.08	$250.15		$375.24	Furniture Rental
American Furniture Rentals, Inc	57577	611883	$177.66	$355.32		$532.98	Furniture Rental
American Furniture Rentals, Inc	68590	638761	$183.75	$830.00		$1,013.75	Furniture Rental
American Furniture Rentals, Inc	68693	649502	$200.93	$1,099.65		$1,300.58	Furniture Rental
American Furniture Rentals, Inc	58498	650001	$125.08	$500.32		$625.40
American Furniture Rentals, Inc	68693	623348	$200.93	$496.86		$697.79	Furniture Rental
American International Group, Inc	2139252			$12,582.00		$12,582.00	Past Due Audit Premi
Appliance Warehouse of American, Inc.		5467533	$111.92			$111.92
Appliance Warehouse of American, Inc.		5830436	$112.83			$112.83
Azusa Light and Water	017-1067.308		$38.83	$38.83
APS	815945282			$78.53		$78.53	Utilities
APS	298155285		$63.62			$63.62
APS	780485281		$28.57			$28.57
APS	155065286		$38.89			$38.89	Power
APS	155065286		$47.76			$47.76	Power
APS	432315283			$7.64		$7.64	Power
AUM Pinnacle Heights	1009213412	907481192	$9.93			$9.93	Energy
AUM Pinnacle Heights	1009213412	907856569	$12.91			$12.91	Energy
AUM Pinnacle Heights	1009213412	907680290	$12.99			$12.99	Energy
AUM Colonial Village @ Deerfield	1007673831	907838214	$27.94			$27.94	Energy
AUM Colonial Village @ Deerfield	1007673831	908021322	$28.56			$28.56	Energy
AUM Colonial Village @ Deerfield	1007673831	908021322	$34.01			$34.01	Energy
BGE	48412-25129		$73.20	$63.09		$136.26	Energy
BGE	48412-25129		$144.27	$93.60		$237.87	Energy
BGE	48412-25129		$107.12	$312.73		$419.85	Energy
BISYS	710771					$1,186.28
Bridge Apartments			$19.68			$19.68	Water
Brook Furniture Rental	2142371959	4074237196		$407.82		$407.82	Furniture Rental
BWC	1366265	76671310	$610.24			$610.24
Carriage Club Apartments				$79.96		$79.95	Delinquet Water Bill
City of Richmond Department of Public L	378218-0135070			$33.87		$33.87
City of Durham, Department of Finance	6013416		$11.54			$11.54	Utilities
Cleco Power LLC	4000819980001		$288.64			$302.68	Power
ComEd	1272158078		$175.45			$175.45	Power
ConEdison/ JAF Station	51-1138-1715-120		$91.11	$61.55		$152.66	Power
Comptrol Technologies	0243-1-2044		$1,335.83			$1,335.83	Utilities and Rent
Comptrol Technologies	0243-1-2044		$1,519.14			$1,519.14	Utilities and Rent
Covenant Health Systems		1	$46.95			$46.95
Cort Furniture Rental	15940	38-1487619	$259.50			$259.50	Furniture Rental
Cort Furniture Rental	15940	38-1487620	$229.00			$229.00	Furniture Rental
Cort Furniture Rental	8520	23-283379	$388.10	$264.78		$652.88	Furniture Rental
Cort Furniture Rental	2251	23-282997	$326.63			$326.63	Furniture Rental
Cort Furniture Rental	14237	25204	$171.78			$171.78	Furniture Rental
Cort Furniture Rental	14237	25203	$279.68			$279.68	Furniture Rental
Cort Furniture Rental	1970	83-158533	$240.59			$240.59	Furniture Rental
Cort Furniture Rental	25781	28371	$364.61			$364.61	Furniture Rental
Cort Furniture Rental	1970	83-159207	$240.59			$240.59	Furniture Rental
Cort Furniture Rental	15940	38-1478715	$259.50			$259.50	Furniture Rental
Cort Furniture Rental	25781	45537	$364.61			$364.61	Furniture Rental
Cort Furniture Rental	15940	38-1496422	$259.50			$259.50	Furniture Rental
Cort Furniture Rental	19119683	25204	$219.91			$219.91	Furniture Rental
Cox Communications	001 8410 518897005		$43.63	$92.54	43.63	$97.82	Cable
Crestview Apartments			$69.97			$69.97
Dominion	9335383338		$83.62	$224.93		$308.55
Dominion Virginia Power	9335383338		$84.60	$35.77		$120.37	Utilities
Diamond Springs	3046300		$206.08			$206.08	Equipment Rent
Duke Energy	1328207179		$45.64	$34.58		$80.22	Power

Duke Energy	1933478781		$31.68			$31.68	Energy
Duke Occupational Health Services	CLO754			$18.00		$18.00	Contract Services
Edison	30269997-45			$342.67		$342.67
Entergy	53095360	145000960526	$69.62	$42.80		$115.42	Power
Entergy	55030795		$179.37	$363.53	22.34	$376.56	Power
Entergy	54882733	45001068589	$66.50			$69.50	Power
Entergy	54989967	410000353828	$13.08	$81.35		$94.44	Power
Entergy	54989967	45001068590	$33.51			$36.51	Power
Entergy	53777611	70001365898	$253.37			$253.37	Power
Entergy	533634466	6001892054	$101.95	$139.16		$246.56	Power
Entergy	53095360			$126.35		$126.36	Power
Entergy	38595682	23001526824		$181.98		$181.98	Power
Entergy	53363446	3.45001E+11	$92.84	$139.16		$236.64	Power
Entergy	53777611	15000962883	$155.42	$180.94	77.84	$163.29	Power
Equity Residential	00374342			$29.12		$29.12
Equity Residential	00376133			$220.58		$220.58
Equity Residential	355300			$12.20		$12.20
Equity Residential	3382275			$50.02		$50.02
Equity Residential	35939		$102.07			$102.07
Equity Residential	66239			$586.52		$586.52
Equity Residential	47945			$650.00		$650.00
Equity Residential	203147			$412.73		$412.73
Equity Residential	271660			$889.68		$889.68
Equity Residential	387958			$1,662.62		$1,662.62
Equity Residential	389190			$1,297.46		$1,297.46
Equity Residential	388454			$462.59		$462.59
Equity Residential	48570			$652.43		$652.43
Fair Colllections and Outsourcing	31865353		$330.71			$330.71
FCB	117506-7			$718.02		$718.02
FCB	117506-7			$690.82		$690.82
FCB	117506-7			$755.05		$755.04
Florida Power and Light Company	85448-28090			$175.34		$175.34	Energy
Furniture Rentals, Inc		385-75028	$174.00	$174.00		$348.00	Furniture Rental
Gables Corporate Accommodations		0000043590	$2,853.34			$2,853.34	Rent
Gables Corporate Accommodations		0000043725	$3,159.06			$3,159.06	Rent
GE Capital	90133445134	45024318				$1,003.17	Rental Fee + past due
Hampshire Place Apartments				$1,552.27		$1,552.27	Rent
Hampton Center Apartments	0248-00033-004		$7.63			$7.63	Water and Sewer
Heritage Oaks			$15.00			$15.00	Touch-up-Paint
Heritage Oaks			$50.00			$50.00	Touch-up-Paint
I.C. System INC	10859475-CM-ST73D-999	36-560946		$54.60		$54.60	Terminlex
Ideal Collection Services, Inc	1658042706005			$22.98		$22.98
Immediate Care PC	89613		$25.00			$25.00	Drug Screen
Isla North America	003-003-0269-14		$8.08			$8.08	Water
Jefferson City Utilities	0546532			$8.84		$8.84	Sewer
LabCorp	32823315			$979.75		$979.75	Drug Testing + Past Due
LabCorp	32828815			$2,530.50		$2,530.50	Drug Testing + Past Due
LabCorp	32829120		$103.50	$1,829.00		$1,932.50
Lakeland Electric	3316896		$180.03			$180.03	Power
Lubbock Power & Light & Water	9554166		$78.79			$81.19	Power
M&S Graphics				$1,473.71		$1,473.71	Pocket Folders + Ship
Microlax, Inc		TVMED1063006-1	$186.00			$186.00	Background Checks
Microlax, Inc			$10.00			$10.00	Court Records Search
Mel-Ed	100065027948		$96.67	$67.22		$163.89	Energy
Metrocall	0073945-8	P0073945G	$27.87	$65.76		$93.63	Phone Bill
Montclair Parc		6362	$46.81			$46.81
National Credit Systems, Inc	1220980			$78.50		$76.50
National Grid	73274-99148			$74.49		$74.49
National Grid	36874-97233			$55.10		$55.10
National Grid	3674-97233		$102.83	$162.21	6.28	$158.76	Power
National Grid	17310-25185		$195.83	$114.14	14.14	$195.83	Power
NCO Financial Systems, Inc	474561 or 3Q04BD					$240.26	Gas
Nicor	63-08-44-22896		$21.02			$21.02
North Carolina Health Care Facilities Association, Inc						$800.00	Trade Show Booth
North Shore Agenciy, Inc.	72746647725		$26.87			$26.87
National Registered Agents	30498	R-592400	$300.00			$300.00
National Water and Power	729821328		$157.23			$157.23	Power
Oklahoma Gas and Electric Company	127595100-0			$824.83		$824.83	Electric and Gas
Payments and Adjustments Detail			$1,556.08			$1,556.08	Adjustments
Pacific Gas and Electric Company	9500813323-3		$30.12	$10.31		$40.43	Power
Pacific Gas and Electric Company	5716852402-2		$54.65	$17.73		$72.38	Utilities
Pacific Gas and Electric Company	5716852402-2		$51.71			$51.71	Utilities
Pacific Gas and Electric Company			$26.00	$40.66		$58.52	Utilities
Pacific Gas and Electric Company	6716852402-2		$113.23			$113.23	Utilities
Pacific Gas and Electric Company	7014794679-5		$36.50	$51.71		$88.21	Utilities
Pacific Gas and Electric Company	3702924145-4		$16.58	$13.15		$29.83	Utility
Pacific Gas and Electric Company	6716852402		$63.87	$160.61		$224.48	Utility
Pacific Gas and Electric Company	7014794679-5		$45.20	$134.03		$179.23	Utility

Pepco	0112-3458-71		$94.61	$324.06		$418.67	Energy
PNM	115315198-0690783-9		$57.84			$57.84	Electric and Gas
PSNC Energy	4-2100-6217-0326		$11.00	$60.78		$71.78	Energy
PSNC Energy	4-2100-6217-0326		$88.86			$88.95	Energy
Qwest	520 884-4897 181R		$23.25	$29.41		$52.66	Telephone
Reliant Energy	4 602 374-3	184000974745	$167.30	$152.82		$336.13	Energy
Reliant Energy	5 235 005-5	179001088755	$133.76	$112.36		$258.43	Energy
Reliant Energy	5 239 463-2	159001246095	$138.42	$157.89		$310.98	Energy
Reliant Energy	5 238 825-3	159001246094	$126.09	$114.82		$252.83	Energy
Reliant Energy	5 305 060-5	152001280232	$98.69	$27.40		$132.39	Energy
Reliant Energy	5 265 616-2	152001280228	$133.45	$88.24		$232.77	Energy
Reliant Energy	5 265 020-7	152001280227	$262.00	$177.29		$461.25	Energy
Reliant Energy	4 718 146-6	140001299791	$122.02	$179.78		$221.08	Energy
RMS	287972954		$120.70			$120.70
RMS	282590702-A			$93.63		$93.63
SAO Marketing Listing Service	BMS435506					$79.95	Advertising Exp
SCE&G	5-2100-6921-9680		$234.49			$234.49	Utility
SC Healthcare Resources	111	201				$1,646.38
Sherman Furniture, Inc	26116			$654.24		$654.24	Rent
Sherman Furniture, Inc	26657			$283.04		$283.04	Furniture Rental
SMUD	3105777		$27.00			$27.00	Utilities
State of New Jersey Labor and Workforce Development				$18.09		$18.09
State of Ohio, Office of the Attorney Gen	6393484					$681.14	Colections Enforcement
SRP	171-671-009		$107.38			$107.38	Utilities
SRP	809-891-005		$124.36	$118.12		$242.48	Utilities
SRP	809-891-005		$139.16	$289.06		$428.22	Utilities
TECO Tampa Electric	1281 0573049		$105.97	$192.41		$301.27	Electric
Terminix	932802	684044	$40.60	$40.00		$80.60	Pest Control
Terminix Service, Inc.	36-932802					$83.04
The Coding Institue	46573233		$199.00			$199.00
The Gas Company	137-593-4193-9		$23.20	$37.58		$60.78
The Gas Company	195-122-6020-7			$107.58		$107.58
The Gas Company	148-922-8067-9			$55.37		$55.37
The State Insurance Fund	5177-97-8	2313350		$317.06		$317.06
The State Insurance Fund	5177-97-8	2313350		$520.01		$520.01
The Singenls Corporation	RS49745	IV46909	$36.27			$36.27	Utility
Tucson Electric Power	9726762941		$223.94			$223.94	Energy
UG Gas Service	212 963 2992 66		$56.48	$87.62		$144.10	Gas
Unisource	7661580		$92.02			$92.02
Unisource	10712062		$229.00			$229.00
Unisource	474561		$240.26			$240.26
UPS	F27664	0000F27664266	$75.87			$75.87	Shipment
UPS		0000F27664266	$79.66			$79.66
UPS		0000F27664266	$3.79			$3.79
Virginia Natural Gas	25841-32072			$119.19		$119.19
Washington Gas	0224604173		$0.00	$63.69	43.45	$63.69	Gas
Washington Gas	0651900367		$39.52			$39.52	Gas
Washington Gas	224604173		$65.49			$65.49
Washington Gas	651900367		$57.30			$57.30
Washington Gas	651900367		$89.29			$89.29
Waste Management	099-0057821-2099-1	1055935-2099-7	$89.15	$175.42	86.19	$178.38	Waste
West Virginia State Tax Department	56-202-7533-001		$431.89			$431.89
Xcel Energy	53-7661387-3	0060357060	$111.01	$159.53	54.13	$215.41	Energy
State of Conneticut		6000432581		$180.00		$180.00
NCO Financial Systems, Inc	474561		$240.26			$240.26
FCB	117506-7		$718.02			$718.02
Sadona Ridge			$50.02			$50.02

						$81,224.95

SCHEDULE 5

Cost to repair and replace computer and network systems removed and erased by Crdentia and recovery of the www.travmedusa.com website

Bill	05/31/2006	8248	CNP Technologies	Start up of computers due to stealing from Crdentia 3248	Accounts Payable	3,520.00
Bill	06/13/2006	8198	CNP Technologies		Accounts Payable	11,458.87
Bill	05/15/2006	8316	CNP Technologies	Networking Due to data drops being taken 8316	Accounts Payable	3,675.00
Bill	05/15/2006	60501	Soncy, LLC	Travmedusa.com back from Crdentia	Accounts Payable	52.30
Bill	05/18/2006	60502	Soncy, LLC	Travmedusa.com back from Crdentia-securing website from crdentia	Accounts Payable	117.50
Bill	05/19/2006	60503	Soncy, LLC	Travmedusa.com back from Crdentia-securing control panel passwords Iron	Accounts Payable	141.00
Bill	05/22/2006	60504	Soncy, LLC	Travmedusa.com back from Crdentia-securing control panel passwords Iron	Accounts Payable	305.50
Bill	05/26/2006	60505	Soncy, LLC	tables for nurses on website trouble shooting	Accounts Payable	141.00
Bill	06/30/2006	618	Soncy, LLC	Removed names off website of old recruiters	Accounts Payable	47.00
Cost to repair and replace computer and network systems removed and erased by Crdentia and recovery of the www.travmedusa.com website						19,458.17

Cash Cost Damages by Crdentia 1 Schedule 5

EXHIBIT “C”

September       , 2007

Bridge Healthcare Finance, LLC
Bridge Opportunity Finance, LLC
235 S.Wacker Drive
Suite 5350
Chicago, IL 60506
Attention: Kim Gordon

Re:          Crdentia Corp. / TRAVMED, USA, Inc. Litigation

Dear Ms. Gordon:

This letter will serve as notice to Bridge Healthcare Finance, LLC and Bridge Opportunity Finance, LLC (collectively “Bridge”) that all litigation by and among Crdentia Corp., CRDE Corp., Robert Litton, Steve Williams and TRAVMED USA, Inc. has been resolved.

Therefore, any and all amounts up to but not to exceed the total sum of Twenty-Five Thousand Dollars ($25,000.00) which Bridge retained in its accounts in anticipation of potential payment of fees for litigation including any of Crdentia Corp., CRDE Corp., TRAVMED USA, Inc., Mr. Litton or Mr. Williams should be returned to Crdentia Corp. This letter will act as your direction to return any and all such retained amounts to Crdentia Corp.

CRDENTIA CORP.

By:

Name:

Its:

CRDE CORP.

By:

Name:

Its:

By:
Robert Litton

By:
Steve Williams

TRAVMED USA, INC.

By:

Name:

Its:

2

EXHIBIT “D”

GE CAPITAL

Account Payment History – As Of 06-11-2007

Customer Name:                            TRAVMED USA INC

Contract Number:                     7288756001

“This page displays payments received by this office to date.”

Date	Check Number	Amount
04/20/2004	10904	$170.81
05/24/2004	11191	$121.31
06/24/2004		$121.31
07/18/2004		$121.31
08/28/2004	12149	$121.31
09/18/2004	12433	$121.31
10/30/2004	12857	$121.31
11/23/2004	13131	$143.31
12/17/2004	13373	$121.31
01/21/2005	13724	$121.31
02/30/2005	14033	$121.31
03/16/2005	14328	$121.31
04/12/2005	14659	$121.31
05/15/2005	14920	$121.31
06/10/2005	15306	$121.31
07/28/2005		$121.31
02/21/2005		$121.31
05/22/2005		$121.31
11/08/2005	44553	$121.31
12/05/2005	SPDPAY	$264.62
01/28/2006	46652	$143.31
03/22/2005	47651	$141.31
04/15/2006	48005	$47.80
04/15/2006	48005	$143.31
08/29/2006	48005	$121.31
10/18/2006	SPDPAY	$169.12
11/13/2006	50753	$143.31
Total Paid		$3,530.48
	Total Still Due:	$1,343.67

BILLED UNPAID ITEMS AS OF 06-11-2007

DESC	DUE DATE	ORG AMT	REM AMT
LATE CHARGES	06/24/2006	$22.00	$22.00
LATE CHARGES	07/24/2006	$22.00	$22.00
REGULAR PAYMENT	07/24/2006	$112.85	$112.85
SALES/USE TAX	07/24/2006	$8.46	$8.46
LATE CHARGES	08/24/2006	$22.00	$22.00
REGULAR PAYMENT	08/24/2006	$112.85	$112.85
SALES/USE TAX	08/24/2006	$8.46	$8.46
LATE CHARGES	09/24/2006	$22.00	$22.00
REGULAR PAYMENT	09/24/2006	$112.85	$112.85
SALES/USE TAX	09/24/2006	$8.46	$8.46
LATE CHARGES	10/24/2006	$22.00	$22.00
REGULAR PAYMENT	10/24/2006	$112.85	$112.85
SALES/USE TAX	10/24/2006	$8.46	$8.46
LATE CHARGES	11/24/2006	$22.00	$22.00
REGULAR PAYMENT	11/24/2006	$112.85	$112.85
SALES/USE TAX	11/24/2006	$8.46	$8.46
LATE CHARGES	12/24/2006	$22.00	$22.00
REGULAR PAYMENT	12/24/2006	$112.85	$112.85
SALES/USE TAX	12/24/2006	$8.46	$8.46
REGULAR PAYMENT	01/24/2007	$112.85	$112.85
SALES/USE TAX	01/24/2007	$8.46	$8.46
LATE CHARGES	01/24/2007	$22.00	$22.00
PROPERTY TAX	02/24/2007	$19.26	$19.25
S/U TAX-PROP TX	02/24/2007	$1.44	$1.44
PROPERTY TAX	02/24/2007	$5.20	$5.20
S/U TAX PROP TX	02/24/2007	$0.39	$0.39
PROPERTY TAX	02/24/2007	$5.20	$5.20
S/U TAX-PROP TX	02/24/2007	$0.39	$0.39
REGULAR PAYMENT	02/24/2007	$112.85	$112.85
SALES/USE TAX	02/24/2007	$8.46	$8.46
LATE CHARGES	02/24/2007	$22.00	$22.00
REGULAR PAYMENT	03/24/2007	$112.85	$112.85
SALES/USE TAX	03/24/2007	$8.46	$8.46
LATE CHARGES	03/24/2007	$22.00	$22.00
Total Still Due:			$1,343.67

1